Exhibit 10.43

ARTHUR J. GALLAGHER & CO.

PERFORMANCE UNIT PROGRAM

I. INTRODUCTION

1.1 Purposes. The purposes of this Performance Unit Program, as established by Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), are (i) to provide incentive compensation to officers and employees of the Company and its subsidiaries based on both the achievement of performance goals designated by the Compensation Committee of the Board pursuant to the Company’s Senior Management Incentive Plan and the value of the common stock of the Company, (ii) to advance the interests of the Company and its stockholders by attracting and retaining highly competent officers and other employees and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions. For purposes of the Program, the following capitalized terms shall have the following respective meanings:

(a) “Affiliate” means a direct or indirect subsidiary of the Company.

(b) “Award Notice” means a notice from the Company to the recipient of a Performance Unit Award hereunder setting forth the terms and conditions of such Performance Unit Award.

(c) “Beneficiary” means the person appointed by a Participant’s written designation to receive payment with respect to any Performance Unit Awards held by such Participant upon the death of the Participant, subject to the following provisions. A Beneficiary designation shall become effective only when filed in writing with the Company during the Participant’s lifetime on a form prescribed by the Company. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a Beneficiary other than such spouse. The filing with the Company of a new Beneficiary designation shall cancel all previously filed Beneficiary designations. If a Participant fails to designate a Beneficiary, or if the designated Beneficiary dies before the Participant, then the Participant’s administrator, legal representative or similar person shall be deemed to be the Beneficiary of such Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” shall occur if (i) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof; or (iii) the stockholders of the Company shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Common Stock” means the common stock, $1.00 par value, of the Company.

(h) “Company” means Arthur J. Gallagher & Co., a Delaware corporation.

(i) “Date of Grant” means the effective date of the grant of a Performance Unit Award by the Committee as set forth in the Award Notice pertaining to such grant.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as then in effect, or any successor federal statute of substantially similar effect.

(k) “Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

(l) “Participant” means a person holding an outstanding Performance Unit Award granted under the Program.

(m) “Performance Measures” means the performance measure or measures designated by the Committee pursuant to the terms of the SMIP as a condition to the earning of Performance Units granted hereunder.

(n) “Performance Period” means the calendar year designated by the Committee with respect to which the Performance Measures applicable to a Performance Unit Award shall be measured.

(o) “Performance Units” means bookkeeping units, each of which represents a measure of participation under the Program and has a Unit Value measured by reference to the value of a share of Common Stock, as adjusted pursuant to Section 3.5.

(p) “Performance Unit Award” means a right that entitles the holder thereof to receive an amount payable in cash equal to the Unit Value of the number of Performance Units that are earned and vested pursuant to terms of the Performance Unit Award.

(q) “Program” means this Arthur J. Gallagher & Co. Performance Unit Program, as amended from time to time.

(r) “SMIP” means the Arthur J. Gallagher & Co. Senior Management Incentive Plan, as amended from time to time.

(s) “Unit Value” means the value of one Performance Unit as determined by the Committee, which shall be equal to the average Fair Market Value of a share of Common Stock over the 12-month period immediately preceding the date on which such Unit Value is determined, as adjusted pursuant to Section 3.5.

(t) “Vesting Date” means the date on which Performance Units awarded to a Participant cease to be subject to a risk of forfeiture in accordance with all the terms and conditions of the Program and the applicable Award Notice.

1.3 Administration. The Program shall be administered by the Committee. The Committee shall, in its sole and absolute discretion and subject only to the terms of the Program, have the full power and authority to interpret the Program and the application thereof, establish (and rescind) any rules and regulations it may deem necessary, appropriate or desirable for the administration of the Program, establish the Performance Measures and other conditions to the payment of all or a portion of each Performance Unit Award and make adjustments to applicable Performance Measures, subject to the terms of the SMIP, to reflect extraordinary events, and impose, incidental to the grant of a Performance Unit Award, conditions with respect to the Performance Unit Award, such as limiting competitive employment or other activities as set forth in the Award Notice relating to such Performance Unit Award. All interpretations, rules, regulations, conditions and other acts of the Committee shall be final, binding and conclusive on all parties.

The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the President and Chief Executive Officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding. The Committee may also delegate ministerial administrative functions, such as receipt of notices, implementation of Program payments and mathematical calculations, to one or more employees or consultants as the Committee may deem necessary or desirable.

No member of the Board or Committee, and neither the President and Chief Executive Officer nor any other person to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Program in good faith, and each such person shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

II. TERMS OF PERFORMANCE UNIT AWARDS

2.1 Eligibility. Participants in the Program shall consist of such officers and other employees of the Company and its Affiliates as the Committee in its sole discretion may select from time to time. For purposes of the Program, references to employment by the Company shall also mean employment by an Affiliate. A grant of Performance Unit Awards to any person shall not entitle such person to an additional grant of Performance Unit Awards at any subsequent time.

2.2 Terms of Performance Unit Awards. (a) In General. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Program, as the Committee shall deem advisable.

(a) Number of Performance Units. The number of Performance Units which a Participant may earn pursuant to a Performance Unit Award shall be determined by the Committee and set forth in the Award Notice relating to the award.

(b) Performance Measures. The Award Notice relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Program, for the number or percentage of Performance Units that will be earned if specified Performance Measures are satisfied or met during the applicable Performance Period and the number or percentage of Performance Units that will be forfeited if the specified Performance Measures are not satisfied or met during the applicable Performance Period. Following the end of the Performance Period, the Committee shall certify the achievement of the Performance Measures and shall notify each Participant of the number of Performance Units that were earned.

(c) Vesting. Except as otherwise provided in the Award Notice and subject to all other requirements of the Program, any Performance Units that are earned pursuant to Section 2.2(c) shall become vested as of the first day of the third calendar year beginning after the end of the applicable Performance Period during which such Performance Units are earned (the “Vesting Date”), provided the Participant holding such Performance Units remains continuously employed by the Company through such Vesting Date. If a Participant’s employment with the Company terminates for any reason prior to the Vesting Date of a Performance Unit Award, then such Performance Unit Award shall automatically terminate and be forfeited, cancelled and of no further force or effect. For purposes of this Section 2.2, the Committee may determine, in its sole discretion, whether a Participant is deemed to be employed during a leave of absence.

(d) Payment. As soon as practicable after the Vesting Date of a Performance Unit Award, but in no event after the last day of the calendar year in which the Vesting Date occurs, the Participant holding such Performance Unit Award shall receive a lump sum cash payment from the Company in an amount equal to the number of Performance Units which became vested as of such Vesting Date times the Unit Value determined as of such Vesting Date, subject to the deduction of taxes and other amounts pursuant to Section 3.4; provided, however, that the Unit Value used to determine the amount of the payment with respect to a Performance Unit Award shall not be less than 50%, nor more than 150%, of the Unit Value as of the Date of Grant of such Performance Unit Award.

III. GENERAL

3.1 Effective Date and Term of Program. This Program shall be effective as of January 1, 2007, and shall continue until such time as it is terminated by the Board.

3.2 Amendments. The Board may amend the Program and any Award Notice as it shall deem advisable in the exercise of its sole and absolute discretion; provided, however that no such amendment may adversely affect the rights granted to the holder of an outstanding Performance Unit Award pursuant to its related Award Notice without the consent of such holder.

3.3 Non-Transferability. Unless the Committee provides for the transferability of a particular Performance Unit Award and such transferability is specified in the Award Notice relating to such Performance Unit Award, no Performance Unit Award or any rights thereunder shall be transferable other than by will or the laws of descent and distribution or pursuant to any Beneficiary designation procedures as may approved by the Committee for such purpose. Except as permitted by the preceding sentence, no Performance Unit Award hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt by the holder of a Performance Unit Award to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such Performance Unit Award, such Performance Unit Award and all rights thereunder shall immediately become null and void.

3.4 Tax and Other Withholding. The Company shall have the right to deduct from any amounts paid pursuant to the Program (or from other compensation payable by the Company to the Participant) all Federal, state, local and other taxes and any other amounts which may be required under law or elected by the Participant to be withheld or paid in connection with the settlement of a Performance Unit Award or any other payment made hereunder.

3.5 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the terms of each outstanding Performance Unit Award, including the number of Performance Units and the applicable Performance Measures, shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

3.6 Change in Control. Upon the occurrence of a Change in Control, (i) all Performance Units outstanding with respect to any pending Performance Period shall become fully earned, vested and payable, (ii) all Performance Unit Awards earned and outstanding with respect to any completed Performance Period shall become fully vested and payable and (iii) the Unit Value of each Performance Unit shall be equal to the value of a share of Common Stock as of the date of such Change in Control, which shall be deemed equal to the value of any cash payment or other consideration received by stockholders in exchange for a share of Common Stock in a transaction related to such Change in Control; provided, however, that the Unit Value used to determine the amount of the payment with respect to a Performance Unit Award shall not be less than 50%, nor more than 150%, of the Unit Value as of the Date of Grant of such Performance Unit Award.

3.7 Dividend Rights. Except as provided under Section 3.5, no holder of a Performance Unit Award shall be entitled to have such Performance Unit Award increased as a result of any dividends or other distributions in respect of the Common Stock of the Company.

3.8 No Right of Participation or Employment. No person shall have any right to participate in the Program or to be granted Performance Unit Awards under the Program. Neither the Program nor any Award Notice relating to a Performance Unit Award granted hereunder shall confer upon any person any right to be employed, reemployed or continue employment by the Company or any Affiliate of the Company or affect in any manner the right of the Company or any Affiliate of the Company to terminate the employment of any person with or without notice at any time for any reason without liability hereunder. Nothing herein shall confer any right or benefit or any entitlement to any benefit on any Participant unless and until a benefit is actually vested pursuant to the Program. The adoption and maintenance of the Program shall not be deemed to constitute a contract of employment or otherwise between the Company or any of its Affiliates and any Participant, or to be a consideration for or an inducement or condition of any employment. Neither the provisions of the Program nor any action taken by the Company or the Board or the Committee pursuant to the provisions of the Program shall be deemed to create any trust, express or implied, or any fiduciary relationship between or among the Company, the Board or Committee, any member of the Board or Committee, or any employee, former employee or beneficiary thereof.

3.9 No Rights as Stockholder. Nothing in the Program or any Award Notice shall be interpreted or construed as giving any person any rights as a stockholder of the Company or any right to become a stockholder of the Company.

3.10 Unfunded Arrangement. The Program shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No holder of a Performance Unit Award shall have any interest in any particular assets of the Company or any of its Affiliates by reason of the right to receive a benefit under the Program and any such holder shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Program.

3.11 Governing Law. This Program, each Performance Unit Award granted hereunder and its related Award Notice, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

3.12 Non-United States Participants. Without amending the Program, the Committee may grant Performance Unit Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Program as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Program and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its subsidiaries operates or has employees or other service providers.